Exhibit 99.1

ONSCREEN SIGNS TWELVE MONTH LICENSING AND ROYALTY
AGREEMENT WITH THERMALTAKE TECHNOLOGIES

WayCool™ to Be Integrated into Graphics Boards for High-End Gaming Industry

PORTLAND, OR - (BUSINESS WIRE) - February 20, 2007 - OnScreen Technologies™, Inc. (OTCBB:ONSC), a leader in developing cutting edge thermal management technologies for integrated circuits and LED signage, today announced that it has signed a one-year licensing and royalty agreement with Taiwan-based Thermaltake Technologies Co., Ltd. The agreement grants Thermaltake rights to manufacture, market, deliver and sell WayCool™, OnScreen’s proprietary thermal cooling technology, integrated into high-end graphics boards produced by an identified Original Equipment Manufacturer (OEM) and implemented by others for application in the global high-end video gaming market.

“This agreement is the rightful culmination of months of vigorous testing and evaluation of WayCool, which consistently demonstrated superior cooling and thermal management capabilities - even under the most extreme thermal conditions. Consequently, Thermaltake is very proud to be partnering with OnScreen to help ultimately deliver an unparalleled computing experience for serious high-end gamers,” stated Joseph Lin, Thermaltake’s Director of Global Strategic Marketing.

Recognized as the world’s leader in the supply of thermal management cooling solutions, high-end power supply and chassis for desktop and industrial application systems, Thermaltake will pay OnScreen a 15% royalty for each device produced using WayCool. Further, Thermaltake has committed to introduce the WayCool Technology at CeBIT, the World’s largest consumer electronics show in Hannover, Germany this March.

“With Thermaltake anticipating production of high-end gaming industry graphics boards with WayCool Technology within four to five months, the future potential of this application for WayCool technology took a giant step forward. We are very enthusiastic to be working with Thermaltake, an industry leader in gaming graphics boards, and are excited about the opportunities this agreement affords OnScreen. Moreover, this agreement with Thermaltake serves as a resounding validation of WayCool technology and its commitment to cost effective thermal cooling solutions for the high-end gaming and related industries,” noted Russell Wall, CEO of OnScreen.

About Thermaltake Technologies Co., Ltd
Thermaltake, based in Taipei, Taiwan, is the global leader in Thermal Solutions and Thermal Management for the PC and industrial markets. Its engineering staff is noted for its expertise in Airflow Analysis, Material Conductivity and Heat Dissipation Efficiency. Thermaltake offers a wide range of products and services, providing effective and cost-conscious cooling devices. The Company has more than 1000 employees worldwide, supporting customers from its headquarters in Taipei, Taiwan, as well as offices in China, Europe and North America.

About OnScreen Technologies, Inc.
Headquartered in Portland, Oregon, OnScreen Technologies, Inc. has pioneered and is commercializing innovative thermal management solutions capable of revolutionizing the LED display, semiconductor and electronic packaging industries. Utilizing its patent-pending thermal technologies and architecture, OnScreen has developed highly advanced, proprietary LED display solutions and cooling applications that provide increased performance and are less expensive to install and support than competing products and technologies. For more information, please visit www.onscreentech.com.

Safe Harbor Statement
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO
407-585-1080 or via email at onsc@efcg.net